EXHIBIT 99.3

News Release
For more information contact:

Media, please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analyst/Investors, please contact:
Tom Kampfer, Iomega Corporation, (858) 314-7188

IOMEGA REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

SAN DIEGO, July 22, 2004 – Iomega Corporation (NYSE: IOM) today reported a net loss of $19.8 million, or $0.38 per share, for the quarter ended June 27, 2004. The second quarter net loss compares to second quarter 2003 net income of $4.4 million, or $0.09 per diluted share, which was favorably impacted by $4.6 million of research tax credits. The second quarter 2004 net loss included a net tax provision of $3.5 million, which was comprised of a $12.5 million tax provision from an increased valuation allowance primarily for additional foreign tax credits, partially offset by the statutory tax benefit of $6.4 million on the quarter’s pre-tax loss, and a $2.6 million benefit resulting primarily from the release of tax accruals associated with the Company’s foreign operations.

Second quarter 2004 sales of $77.6 million decreased $23.2 million, or 23.0%, compared to second quarter 2003, due primarily to lower Zip® and Optical drive product sales, partially offset by sales of the new REV™ products, and higher sales of other Sourced Branded and Network Storage Systems (NSS) products. The second quarter 2004 gross margin percentage was 19.0%, compared with 34.1% for second quarter 2003. The decrease in the gross margin percentage was primarily due to the continuing decline in sales of higher margin Zip products and associated higher manufacturing costs, lower margins on Sourced Branded products, and REV product startup costs. Operating expenses of $30.9 million decreased $4.8 million compared to $35.7 million during the same period in 2003, but increased as a percentage of sales due to lower sales levels. During second quarter 2004, the Company had an operating loss of $16.1 million compared to an operating loss of $1.4 million in the prior year period.

“The second quarter was a difficult quarter with very mixed results,” stated Werner Heid, president and CEO, Iomega Corporation. “Our financial results were disappointing, however, on the positive side, we successfully launched our exciting new REV products and our Network Storage Systems sales grew and achieved a positive product profit margin. Initial sales of REV products have exceeded our expectations and we continue to receive favorable reviews. Since our launch in mid-April, the REV drive has received many awards domestically and abroad, including a 5-Star Rating from PC Magazine, a 4-Star Rating from PC World, Best of Show at CeBIT America, American Photo Editor’s Choice, the PC Home Seal of Quality Award in the United Kingdom, the Custom PC Magazine Stamp of Approval Award in the United Kingdom, and most recently, a PC Plus Recommended Product endorsement in Spain.”

“As planned and disclosed at the end of first quarter 2004, during the second quarter we conducted and finalized market research and analysis on our other new technology, DCT,” continued Heid. “As we have consistently disclosed, our DCT business plan was dependent upon significant consumer electronics OEM adoption. Unfortunately, we were not successful in securing such OEM commitments. Therefore, we investigated the possibility of bringing DCT to market as a stand-alone computer peripheral storage device. Based on our analysis and our objective evaluation of the market environment in which DCT would compete, we concluded that we do not have sufficient resources to simultaneously pursue the opportunities of DCT and our REV products within our cost structure. We have therefore elected to focus our resources on REV products. Consequently, we have decided not to launch an Iomega branded PC peripheral DCT device and intend to wind down DCT development activities during third quarter 2004. We continue to believe that DCT could be a compelling technology for the consumer in the hands of a company that has the resources to fully capitalize on the technology. Accordingly, we intend to continue to pursue licensing and other strategic alternatives for the DCT technology.”

“Our primary goals for the second half of 2004 are to aggressively ramp REV product sales, and to define a corporate strategy with the goal of returning the Company to profitability,” concluded Heid.

Second quarter 2004 Zip product sales of $32.3 million decreased $34.1 million, or 51.4%, from second quarter 2003. The second quarter 2004 Zip product gross margin percentage of 38% declined from 46% in the same period a year ago, primarily due to increasing product and manufacturing costs associated with decreasing volumes and certain end of life material charges. Lower sales and gross margin dollars resulted in a second quarter 2004 Zip product profit margin (PPM) of $10.7 million compared to $26.6 million in second quarter 2003.

Revenue during second quarter 2004 for the Sourced Branded business – consisting of optical, hard disk, flash and floppy drives – was $32.7 million, an increase of $3.5 million, or 12%, compared to second quarter 2003. The second quarter 2004 product loss for the Sourced Branded business was $1.2 million, compared to a positive PPM of $1.4 million in second quarter 2003. The product loss was primarily driven by lower gross margins due to price competition on Mini USB flash products and lower volumes and price competition on Optical products.

Second quarter 2004 NSS revenue was $4.0 million, an increase of $0.9 million compared to second quarter 2003. The NSS PPM in second quarter 2004 was $0.3 million compared to a product loss in second quarter 2003 of $4.2 million. The NSS PPM was driven by improved product gross margins and the continued benefit from decreased operating costs associated with the previously announced reorientation of the Company’s NSS product strategy toward the entry-level to low-end segments of the market.

Following a successful global launch, second quarter 2004 REV product sales were $7.5 million with a product loss of $6.7 million. The product loss was primarily due to development expenses in completing the REV products, manufacturing startup costs and marketing launch expenses.

During second quarter 2004, the Company’s total cash, cash equivalents, and temporary investments declined by $15.9 million to $134.2 million as of June 27, 2004. The reduction in cash during the quarter was primarily due to the product loss and capital expenditures of $9.1 million associated with the continued development and launch of the newly released REV products, and $4.4 million associated with the development, other related costs and capital expenditures of DCT, as well as $1.1 million of restructuring disbursements.

Revenue by region during second quarter 2004 was $41.9 million in Americas, $29.6 million in Europe, and $6.1 million in Asia, or 54%, 38%, and 8%, respectively. This compares to revenue by region during second quarter 2003 of $62.1 million in Americas, $30.1 million in Europe, and $8.6 million in Asia, or 61%, 30%, and 9%, respectively.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega’s second quarter financial results. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, July 29, 2004.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega’s award-winning storage products include the new 35GB Iomega® REV™ Drive, popular Zip® 100MB, 250MB and 750MB Drives, high-performance Iomega HDD External Hard Drives in desktop and portable configurations, Iomega Mini USB Drives and Micro Mini™ USB Drives, Iomega external CD-RW Drives, Iomega Super DVD Drives and the Iomega Floppy USB-Powered Drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 1TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding the intention to wind down DCT development during the third quarter and to continue to pursue licensing and other strategic alternatives for the DCT technology, the intention to focus resources on REV products, the goals for the second half of 2004 to aggressively ramp REV product sales, and to define a corporate strategy with the goal of returning the Company to profitability, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include unforeseen difficulties in the sales ramp of REV products, unforeseen post-launch technical, manufacturing or supply issues regarding REV products, level of retail and OEM market acceptance of and demand for the Company’s products including new REV products, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company’s success in timely producing and marketing its products, increased acceleration of the revenue decline on the Zip product line, the Company’s inability to achieve profitability on its Sourced Branded business, technical difficulties, supplier constraints, delays and cost challenges on new products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company’s new products, the failure to achieve OEM adoption on new products, the Company’s inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights, competition, adverse final judgments in litigation, the business failure of any significant customer, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega’s most recent Form 10-Q and Annual Report on Form 10-K.

# # #

Copyright© 2004 Iomega Corporation. All rights reserved. Iomega, Zip, REV, Active Disk, iStorage, Micro Mini, and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                                       For the Three Months Ended
                                                             -------------------------------------------------------------------------------
                                                               June 27,                    June 29,                March 28,
                                                                 2004%            2003%         2004%
                                                             ------------- ------------  -------------  --------  ------------  ------------
     Sales                                                        $77,642       100.0%       $100,802    100.0%       $84,126        100.0%
     Cost of Sales                                                 62,861        81.0%         66,440     65.9%        59,776         71.1%
                                                             ------------- ------------  -------------  --------  ------------  ------------
        Gross margin                                               14,781        19.0%         34,362     34.1%        24,350         28.9%
                                                             ------------- ------------  -------------  --------  ------------  ------------

     Operating Expenses:
       Selling, general and administrative                         24,057        31.0%         28,097     27.9%        23,319         27.7%
       Research and development                                     6,704         8.6%          7,635      7.6%         6,465          7.7%
       Restructuring charges                                          152         0.2%              0      0.0%           546          0.6%
                                                             ------------- ------------  -------------  --------  ------------  ------------
          Total operating expenses                                 30,913        39.8%         35,732     35.4%        30,330         36.1%
                                                             ------------- ------------  -------------  --------  ------------  ------------
     Operating Loss                                               (16,132)      (20.8%)        (1,370)    (1.4%)       (5,980)        (7.1%)
       Interest and other income and expense, net                    (207)       (0.3%)         1,161      1.2%           430          0.5%
                                                             ------------- ------------  -------------  --------  ------------  ------------
     Loss Before Income Taxes                                     (16,339)      (21.0%)          (209)    (0.2%)       (5,550)        (6.6%)
     (Provision) Benefit for Income Taxes                          (3,454)       (4.4%)         4,616      4.6%           685          0.8%
                                                             ------------- ------------  -------------  --------  ------------  ------------
     Net Income (Loss)                                           ($19,793)      (25.5%)        $4,407      4.4%       ($4,865)        (5.8%)
                                                             ============= ============  =============  ========  ============  ============

     Basic Earnings (Loss) Per Share                               ($0.38)                      $0.09                  ($0.09)
                                                             =============               =============            ============
     Diluted Earnings (Loss) Per Share                             ($0.38)                      $0.09                  ($0.09)
                                                             =============               =============            ============
     Weighted Average Common Shares Outstanding                    51,529                      51,329                  51,527
                                                             =============               =============            ============
     Weighted Average Common Shares Assuming Dilution              51,529                      51,355                  51,527
                                                             =============               =============            ============

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                                       For the Three Months Ended
                                                             -------------------------------------------------------------------------------
                                                               June 27,                    June 29,                March 28,
                                                                 2004%            2003%         2004%
                                                             ------------- ------------  -------------  --------  ------------  ------------
     Sales:
       Mobile and Desktop Storage:
          Zip                                                     $32,319        41.6%        $66,444     65.9%       $44,220         52.6%
          Sourced Branded (1)                                      32,731        42.2%         29,215     29.0%        35,126         41.8%
          Other Mobile and Desktop (2)                              1,128         1.5%          2,062      2.0%         1,388          1.6%
       Professional Storage:
          Network storage products                                  3,973         5.1%          3,081      3.1%         3,392          4.0%
          REV                                                       7,491         9.6%              0      0.0%             0          0.0%
                                                             -------------               -------------            ------------
             Total Sales                                          $77,642                    $100,802                 $84,126
                                                             =============               =============            ============

     Product Profit Margin (Loss):
       Mobile and Desktop Storage:
          Zip                                                     $10,675                     $26,558                 $18,167
          Sourced Branded (1)                                      (1,195)                      1,385                     471
          Other Mobile and Desktop (2)                                904                         803                     968
       Professional Storage:
          Network storage products                                    317                      (4,173)                   (811)
          REV                                                      (6,671)                     (3,426)                 (5,615)
       New technologies                                            (3,384)                     (2,655)                 (2,775)
                                                             -------------               -------------            ------------
             Total Product Profit Margin                              646                      18,492                  10,405

     Common:
        General corporate expenses                                (16,626)                    (19,862)                (15,839)
        Restructuring charges                                        (152)                          0                    (546)
        Interest and other income and expense, net                   (207)                      1,161                     430
                                                             -------------               -------------            ------------
     Loss Before Income Taxes                                    ($16,339)                      ($209)                ($5,550)
                                                             =============               =============            ============

     (1) Sourced Branded is comprised of optical, hard disk, flash and floppy drives. 2003 amounts have been reclassified for consistent presentation.
     (2) Other Mobile and Desktop is comprised of Jaz, Peerless, PocketZip and other miscellaneous products. 2003 amounts have been reclassified for consistent presentation.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

                                                                          For the Six Months Ended
                                                             ---------------------------------------------------
                                                               June 27,       % of         June 29,      % of
                                                                 2004         Sales          2003        Sales
                                                             ------------- ------------  -------------  --------
     Sales                                                       $161,768       100.0%       $206,984    100.0%
     Cost of Sales                                                122,637        75.8%        135,512     65.5%
                                                             ------------- ------------  -------------  --------
        Gross margin                                               39,131        24.2%         71,472     34.5%
                                                             ------------- ------------  -------------  --------

     Operating Expenses:
       Selling, general and administrative (1)                     47,376        29.3%         49,455     23.9%
       Research and development                                    13,169         8.1%         16,223      7.8%
       Restructuring charges (reversals)                              698         0.4%            (78)    (0.0%)
                                                             ------------- ------------  -------------  --------
          Total operating expenses                                 61,243        37.9%         65,600     31.7%
                                                             ------------- ------------  -------------  --------
     Operating Income (Loss)                                      (22,112)      (13.7%)         5,872      2.8%
       Interest and other income and expense, net                     223         0.1%          3,049      1.5%
                                                             ------------- ------------  -------------  --------
     Income (Loss) Before Income Taxes                            (21,889)      (13.5%)         8,921      4.3%
     (Provision) Benefit for Income Taxes                          (2,769)       (1.7%)           799      0.4%
                                                             --------------------------  -------------  --------
     Net Income (Loss)                                           ($24,658)      (15.2%)        $9,720      4.7%
                                                             ============= ============  =============  ========

     Basic Earnings (Loss) Per Share                               ($0.48)                      $0.19
                                                             =============               =============
     Diluted Earnings (Loss) Per Share                             ($0.48)                      $0.19
                                                             =============               =============
     Weighted Average Common Shares Outstanding                    51,528                      51,297
                                                             =============               =============
     Weighted Average Common Shares Assuming Dilution              51,528                      51,316
                                                             =============               =============

     (1) 2003 includes $6 million of favorable legal settlements.

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

                                                                          For the Six Months Ended
                                                             ---------------------------------------------------
                                                               June 27,       % of         June 29,      % of
                                                                 2004         Sales          2003        Sales
                                                             ------------- ------------  -------------  --------
     Sales:
       Mobile and Desktop Storage:
          Zip                                                     $76,539        47.3%       $139,753     67.5%
          Sourced Branded (1)                                      67,857        41.9%         56,555     27.3%
          Other Mobile and Desktop (2)                              2,516         1.6%          5,315      2.6%
       Professional Storage:
          Network storage products                                  7,365         4.6%          5,361      2.6%
          REV                                                       7,491         4.6%              0      0.0%
                                                             -------------               -------------
             Total Sales                                         $161,768                    $206,984
                                                             =============               =============

     Product Profit Margin (Loss):
       Mobile and Desktop Storage:
          Zip                                                     $28,842                     $55,914
          Sourced Branded (1)                                        (724)                      1,354
          Other Mobile and Desktop (2)                              1,872                       2,410
       Professional Storage:
          Network storage products                                   (494)                     (8,217)
          REV                                                     (12,286)                     (6,447)
        New technologies                                           (6,159)                     (4,492)
                                                             -------------               -------------
             Total Product Profit Margin                           11,051                      40,522

     Common:
        General corporate expenses (3)                            (32,465)                    (34,728)
        Restructuring (charges) reversal                             (698)                         78
        Interest and other income and expense, net                    223                       3,049
                                                             -------------               -------------
     Income (Loss) Before Income Taxes                           ($21,889)                     $8,921
                                                             =============               =============

     (1) Sourced Branded is comprised of optical, hard disk, flash and floppy drives. 2003 amounts have been reclassified for consistent presentation.
     (2) Other Mobile and Desktop is comprised of Jaz, Peerless, PocketZip and other miscellaneous products. 2003 amounts have been reclassified for consistent presentation.
     (3) 2003 includes $6 million of favorable legal settlements.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                               June 27,     March 28,
                                                                 2004         2004
                                                             ------------- ------------
     ASSETS:
       Cash and cash equivalents                                  $67,973      $76,401
       Restricted cash                                                250          200
       Temporary investments                                       65,961       73,471
                                                             ------------- ------------
            Total cash                                            134,184      150,072
       Trade receivables                                           28,079       32,436
       Inventories                                                 21,815       24,520
       Deferred taxes                                              12,823       14,619
       Other current assets                                         8,865        7,876
                                                             ------------- ------------
           Total Current Assets                                   205,766      229,523
       Property, plant and equipment, net                          20,394       17,812
       Intangible and other assets                                 15,247       15,767
                                                             ------------- ------------
                                                                 $241,407     $263,102
                                                             ============= ============

     LIABILITIES AND STOCKHOLDERS' EQUITY:
       Accounts payable                                           $35,100      $37,180
       Income taxes payable                                           239        2,594
       Other current liabilities                                   65,426       68,845
                                                             ------------- ------------
           Total Current Liabilities                              100,765      108,619
       Deferred taxes                                              26,184       20,662
       Long-term liabilities                                          592          528
       Stockholders' equity                                       113,866      133,293
                                                             ------------- ------------
                                                                 $241,407     $263,102
                                                             ============= ============

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                                            For the Six Months Ended
                                                                           ---------------------------
                                                                            June 27,       June 29,
                                                                              2004           2003
                                                                           ------------  -------------
     Cash Flows from Operating Activities:
        Net Income (Loss)                                                     ($24,658)        $9,720
        Non-Cash Revenue and Expense Adjustments                                10,656          7,766
                                                                           ------------  -------------
                                                                               (14,002)        17,486
        Changes in Assets and Liabilities:
           Trade receivables                                                     9,415         19,809
           Restricted cash                                                         (50)         3,600
           Inventories                                                           1,930          7,638
           Other current assets                                                 (1,312)         3,498
           Accounts payable                                                     (2,900)       (26,780)
           Accrued restructuring                                                (2,367)          (886)
           Other current liabilities and income taxes                          (16,838)       (16,967)
                                                                           ------------  -------------
              Net cash (used in) provided by operating activities              (26,124)         7,398
                                                                           ------------  -------------

     Cash Flows from Investing Activities:
        Purchases of property, plant and equipment                              (7,770)        (3,413)
        Sales of temporary investments                                         161,326        407,387
        Purchases of temporary investments                                    (181,182)      (463,908)
        Net change in other assets and other liabilities                          (878)          (558)
                                                                           ------------  -------------
            Net cash used in investing activities                              (28,504)       (60,492)
                                                                           ------------  -------------

     Cash Flows from Financing Activities:
        Proceeds from sales of Common Stock                                         10            334
                                                                           ------------  -------------
            Net cash provided by financing activities                               10            334
                                                                           ------------  -------------
     Net Decrease in Cash and Cash Equivalents                                 (54,618)       (52,760)
     Cash and Cash Equivalents at Beginning of Period                          122,591        241,519
                                                                           ------------  -------------
     Cash and Cash Equivalents at End of Period                                $67,973       $188,759
                                                                           ============  =============